Exhibit 5.1

Marc A. Recht T: +1 617 937 2316 mrecht@cooley.com

January 25, 2012

ZIOPHARM Oncology, Inc.

1180 Avenue of the Americas, 20th Floor

New York, NY 10036

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the offering by ZIOPHARM Oncology, Inc., a Delaware corporation (the “Company”), of up to 11,097,500 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), including up to 1,447,500 shares that may be sold pursuant to the exercise of an over-allotment option, pursuant to the Registration Statement on Form S-3 (File No. 333-177793), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on November 7, 2011 and declared effective by the Commission on November 16, 2011 (the “Registration Statement”), and the related prospectus dated November 16, 2011 (the “Base Prospectus”) and prospectus supplement, dated January 20, 2012 (together with the Base Prospectus, the “Prospectus”), filed with the Commission pursuant to Rule 424(b) under the Act. All of the Shares are to be sold by the Company as described in the Registration Statement and the Prospectus.

In connection with this opinion, we have examined and relied upon the Registration Statement and the Prospectus, the Company’s Amended and Restated Certificate of Incorporation and Bylaws, as currently in effect, and the originals or copies certified to our satisfaction of such other documents, records, certificates, memoranda and other instruments as we deem necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Registration Statement and the Prospectus, will be validly issued, fully paid and non-assessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to a Current Report of the Company on Form 8-K.

Very truly yours,

Cooley LLP

/s/ Marc Recht

Marc Recht